   As filed with the Securities and Exchange Commission on September 1, 1998
                                                       Registration No. 333-
                                                       -------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 CONVERSE INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                       43-1419731
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)           Identification No.)

                                ONE FORDHAM ROAD
                       NORTH READING, MASSACHUSETTS 01864
                    (Address of principal executive offices)

         CONVERSE INC. 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            AS OF FEBRUARY 25, 1998
                   CONVERSE INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                                 JACK A. GREEN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 CONVERSE INC.
                                ONE FORDHAM ROAD
                       NORTH READING, MASSACHUSETTS 01864
                    (Name and address of agent for service)
                                 (978) 664-1100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------


 =====================================================================================================================
                                                               Proposed             Proposed
                                                               maximum              maximum             Amount of
Title of securities                    Amount to be        offering price per   aggregate offering   registration fee
to be registered                       registered                share                price
---------------------------------------------------------------------------------------------------------------------
Common stock, without par value..   1,500,000 shares (1)       $3.09 (2)           $4,635,000          $1,367.33
=====================================================================================================================

(1) Consisting of 1,000,000 shares issuable under the Converse Inc. 1994 Stock Option Plan, as Amended and Restated as of February 25, 1998, and 500,000 shares issuable under the Converse Inc. Employee Stock Purchase Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on August 31, 1998, as reported on the New York Stock Exchange.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

       The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made as a part hereof:

       (a) the Company's Annual Report on Form 10-K for the year ended January 1998;

       (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 4, 1998 and July 4, 1998; and

       (c) the description of the Common Stock of the Company that is contained in the Company's Form 10/A Amendment No. 2 to the Company's Registration Statement on Form 10, as filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 23, 1994.

       All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

       Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Experts
-------

       The financial statements incorporated in the Registration Statement by reference to the Annual Report on Form 10-K of Converse Inc. for the year ended January 3, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

       Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

       Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

       Section 145 of the Delaware General Corporation Law ("DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

       As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

       The Company's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as
Section 145 of the DGCL and also permit Converse to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Converse would have the power to indemnify such person against such liability under the foregoing provision of the By-laws. Converse maintains such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

           Not Applicable

ITEM 8.    EXHIBITS.
           --------------

EXHIBIT NUMBERS                                EXHIBIT
------------------------------------------------------------------------------------
            4.1  Converse Inc. 1994 Stock Option Plan, as Amended and Restated as
                 of February 25, 1998
            4.2  Converse Inc. Employee Stock Purchase Plan
              5  Opinion of General Counsel of the Registrant
           23.1  Consent of General Counsel of the Registrant (included as part of
                 Exhibit 5)
           23.2  Consent of PriceWaterhouse Coopers, LLP
             24  Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS.
         ------------

       (a) The undersigned hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set fourth in the Registration Statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Reading, Massachusetts on this 27th day of August, 1998.

                                    CONVERSE INC.


                                    By:  /s/ Glenn N. Rupp
                                         -----------------------------------
                                       Glenn N. Rupp
                                       Chief Executive Officer and
                                       Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Glenn N. Rupp and Donald J. Camacho, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name                                   Title                     Date
-----------------------  ---------------------------------  ---------------
                         Chairman of the Board and
                         Chief Executive Officer and
                         Director (Principal Executive
/s/ Glenn N. Rupp        Officer)                           August 27, 1998
-----------------------
Glenn N. Rupp


                         Chief Financial Officer and
                         Senior Vice President (Principal
                         Financial and Accounting
/s/ Donald J. Camacho    Officer)                           August 27, 1998
-----------------------
Donald J. Camacho



/s/ Gilbert Ford         Director                           August 27, 1998
-----------------------
Gilbert Ford



                         Director                           August 27, 1998
-----------------------
Donald J. Barr

                         Director                           August 27, 1998
-----------------------
Leon D. Black


/s/ Julius W. Erving     Director                           August 27, 1998
-----------------------
Julius W. Erving



/s/ Robert H. Falk       Director                           August 27, 1998
-----------------------
Robert H. Falk


/s/ Michael S. Gross     Director                           August 27, 1998
-----------------------
Michael S. Gross


/s/ Josh J. Hannan       Director                           August 27, 1998
-----------------------
John J. Hannan


/s/ Joshua J. Harris     Director                           August 27, 1998
-----------------------
Joshua J. Harris


/s/ John H. Kissick      Director                           August 27, 1998
-----------------------
John H. Kissick


/s/ Richard B. Loynd     Director                           August 27, 1998
-----------------------
Richard B. Loynd


/s/ John J. Ryan, III    Director                           August 27, 1998
-----------------------
John J. Ryan, III


                         Director                           August 27, 1998
-----------------------
Michael D. Weiner

                               INDEX TO EXHIBITS


EXHIBIT NUMBERS                                EXHIBIT
------------------------------------------------------------------------------------
            4.1  Converse Inc. 1994 Stock Option Plan, as Amended and Restated as
                 of February 25, 1998
            4.2  Converse Inc. 1995 Employee Stock Purchase Plan
              5  Opinion of General Counsel of the Registrant
           23.1  Consent of General Counsel of the Registrant (included as part of
                 Exhibit 5)
           23.2  Consent of PriceWaterhouse Coopers, LLP
             24  Power of Attorney (included as part of the signature page)